Schedule No. 01
Schedule of Indebtedness and Collateral

To Master Security Agreement dated July 20, 2012, between the undersigned Secured Party and Debtor.

This Schedule of Indebtedness and Collateral incorporates the terms and conditions of the above-referenced Master Security Agreement.

This is Originally Executed Copy No. 1 of 1 originally executed copies. Only transfer of possession by Secured Party Originally Executed Copy No. 1 shall be effective for purposes of perfecting an interest in this Schedule by possession.

The equipment listed on this Schedule will be located at:

1200 American Flat Road, Virginia City, NV 89440, Storey
Address

Debtor grants to Secured Party a security interest in the property described below, along with all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy, all hereinafter referred to collectively as "Collateral."

Collateral Description (Describe Collateral fully including make, kind of unit, model and serial numbers and any other pertinent information).

(1) Caterpillar 14H Motor Grader SN: 7WJ00155
(1) Caterpillar 834B Wheel Tractor SN: 92Z75155
(1) Caterpillar D8 Track Type Tractor SN: 7XM01527
(1) Caterpillar D6N LGP Track Type Tractor SN: ALY02695
(1) Caterpillar 986G Wheel Loader SN: BNH01596
(1) Caterpillar 986G Wheel Loader SN: BNH00908
(1) Caterpillar 986G Wheel Loader SN: BNH00824
(1) Sterling 4000 Water Truck VIN: 2FZNRJBB3XAA32770
(1) Grove RT740B Crane SN: 71742
(1) Caterpillar 246C Skid Steer SN: JAY03492
(1) Caterpillar 773F Off-Highway Truck SN: EED00393
(1) Caterpillar 773F Off-Highway Truck SN: EED00394
(1) Caterpillar 773F Off-Highway Truck SN: 7ER00481
(1) Caterpillar 773B Haul Truck SN: 63W00706
(1) Caterpillar 773E Off-Highway Truck SN: BDA00267
(1) Ford LNT9000 Truck VIN: 1FDZW90X1VVA06564

Debtor promises to pay Secured Party the total sum of $**2,154,675.90** which represents principal and interest precomputed over the term hereof, payable

X (a) in **30** (total number) monthly combined principal and interest payments of $**71,822.53** commencing on 8/05/12 and a like sum on a like date each month thereafter (except no payments shall be due during the month(s) of n/a), until fully paid, provided, however, that the final payment shall be in the amount of the unpaid balance and interest; or

___ (b) in accordance with the Payment Schedule attached to this Agreement.

Payment shall be made at the address of Secured Party shown on the Master Security Agreement or such other place as Secured Party may designate from time to time.

See Special Provisions Instructions below:

A prepayment premium will be assessed if this loan is paid in full or in part prior to maturity as stated below:

First Contract Year-3% prepayment fee
Second Contract Year-2% prepayment fee
Third Contract Year-1% prepayment fee

Initial CdG

Accepted 7/25/12

Secured Party:

Caterpillar Financial Services Corporation

By ______ Title Manager

Eric L. Cable
Documentation Manager

Executed on 7/30/12

Co-Debtor:

Comstock Mining, Inc.

By ______ Title President: CEO

Co-Debtor:

Comstock Mining LLC

By ______ Title Manager

Comstock Mining, Inc.